EXHIBIT 10.15

DESIGNATION OF AGENT

(Submit in triplicate)

The undersigned is, on the records of the Bureau of Land Management, Unit Operator under the Gabbs Valley Unit Agreement, Nye and Mineral Counties, Nevada, No. N-78845X , approved and effective on March 1, 2005

And hereby designates:

Name:	Empire Petroleum Corporation

Address:	8801 South Yale, Suite 120

Tulsa, Oklahoma 74137-3575

as its agent, with full authority to act on its behalf in complying with the terms of the unit agreement and regulations applicable thereto and on whom the Authorized Officer or his representative may serve written or oral instructions in securing compliance with the Oil and Gas Operating Regulations to conduct a seismograph survey partially located in T. 11, 12, 13N, R. 34 & 35E, Nye and Mineral Counties, Nevada. Bond coverage will be provided under (Statewide, Nationwide, Lessee) Bond No. NVB000540.

It is understood that this Designation of Agent does not relieve the Unit Operator of responsibility for compliance with the terms of the unit agreement and the Oil and Gas Operating Regulations. It is also understood that this Designation of Agent does not constitute an assignment of any interest under the unit agreement or any lease committed thereto.

In case of default on the part of the designated agent, the Unit Operator will make full and prompt compliance with all regulations, lease terms, or orders of the Secretary of the Interior or his duly authorized representative.

The Unit Operator agrees to promptly notify the Authorized Officer of any change in the designated agent.

This Designation of Agent is deemed to be temporary and in no manner a permanent arrangement. A designated agent may not designate another party as agent.

The designation is given only to enable the agent herein designated to conduct the above seismograph survey. It is understood that this Designation of Agent is limited to the field operations performed while conducting the seismograph survey and does not include administrative actions requiring specific authorization of the Unit Operator. This designation in no way will serve as authorization for the agent to conduct field operations after it has completed the seismograph survey. Should agent elect to drill a test well it shall be issued a new Designation of Agent providing for the drilling of the test well.

April 27, 2005	Cortez Exploration, L.L.C.
Date	Unit Operator

April 27, 2005	/s/ O. F. Duffield
Date	O. F. Duffield, Authorized Officer, Manager